Vertex Energy, Inc. 8-K

Exhibit 99.1

VERTEX ENERGY, INC. REPORTS THIRD QUARTER 2019 RESULTS

--Direct UMO Collections Increased 24.5% Y/Y in 3Q19-

--Widening in Product Spreads Entering 4Q19 in Advance of IMO 2020 Mandate--

--Commencing TCEP Operations at Baytown Texas Facility in November 2019--

--Targeting Successful Completion of UMO-to-High Purity Base Oil Pilot Test by Year-End 2019--

--Introducing Full-Year 2020 Adjusted EBITDA Guidance of $15 million to $20 million--

HOUSTON, TX., November 8, 2019 -- Vertex Energy, Inc. (NASDAQ: VTNR, “Vertex” or the “Company”), a leading specialty refiner and marketer of high-quality hydrocarbon products, today announced financial results for the third quarter 2019.

For the three months ended September 30, 2019, the Company reported revenue of $37.8 million, versus $50.6 million in the prior-year period. Vertex reported an operating loss of ($2.5) million in the third quarter of 2019, versus $0.6 million of operating income in the prior-year period. The Company reported a net loss available to common shareholders of ($3.9) million, or ($0.09) per basic share, in the third quarter 2019, versus a net loss of ($4.6) million, or ($0.13) per basic share, in the third quarter 2018. Vertex reported Adjusted EBITDA of $1.8 million in the third quarter 2019, versus $3.2 million in the quarter 2018. A schedule reconciling the Company’s GAAP and non-GAAP financial results (including Adjusted EBITDA) is included later in this release.

During the third quarter 2019, the Company benefited from strong growth in used motor oil (UMO) collections and widening product spreads on middle distillates ahead of the January 1, 2020 transition to low-sulfur marine fuels mandated by the International Maritime Organization (IMO). Despite favorable market conditions, Hurricane Barry extended the duration of a planned turnaround at the Marrero (Louisiana) refinery during July, resulting in an additional negative $1.5 million impact in the third quarter. The Company’s Marrero and Heartland (Ohio) refineries are currently operating near peak nameplate capacity, given strong demand for the Company’s specialty products.

Direct collections of UMO increased 24.5% in the third quarter of 2019, when compared to the prior-year’s period. UMO collections represented approximately 48.6% of overall feedstock processed at the Company’s refineries in the third quarter of 2019, versus 38.7% in the third quarter of 2018, with the remaining feedstock being sourced from third-party UMO suppliers.

“During the past four years, we have invested significant time and resources preparing Vertex to capitalize on the International Maritime Organization’s low sulfur marine fuel mandate that comes into effect January 1, 2020,” stated Benjamin P. Cowart, President and CEO of Vertex. “With the IMO transition now just weeks away, our facilities are now ready to execute on this opportunity. We have seen product spreads widen versus prior-year levels, supported by a decline in feedstock costs together with a corresponding increase in distillate values. Current market conditions are setting up favorably as we look ahead to the fourth quarter and into 2020.”

“Our Marrero and Heartland refineries operated near peak capacity since August,” continued Cowart. “This month, we will recommence TCEP production at our Baytown facility as we seek to capitalize on improved demand for lower sulfur marine fuels, continued Cowart. “Our TCEP technology converts feedstock into a low sulfur marine fuel that can be sold into the new 0.5% low sulfur marine fuel specification mandated under IMO 2020.”

As announced on July 31, 2019, Vertex has entered into a joint venture with Tensile Capital Management LLC, as referred to in previous public disclosures. Subject in part to a successful pilot program that is expected to reach completion by year-end 2019, Vertex will receive approximately $13.5 million of non-recourse funding that it intends to use for debt reduction, investment in organic UMO collections growth, and the targeted acquisition of third-party UMO collections operations.

TCEP Update

Vertex operates a tank terminal facility in Baytown, TX where the Company collects and processes used motor oil into higher value feedstocks through its patented Thermal Chemical Extraction Process (TCEP) technology.

In the fourth quarter 2019, the Company expects to produce approximately 30,000 barrels of marine fuel using the TCEP technology, the first such production since the third quarter 2015. All required capital investments have been made in the facility, which is now prepared to commence operations.

Financial Guidance

For the fourth quarter 2019, the Company anticipates Adjusted EBITDA in the range of $2.5 million to $3.0 million. For the full-year 2020, the Company anticipates Adjusted EBITDA in the range of $15 million to $20 million. All guidance is current as of the time provided and is subject to change.

Conference Call and Webcast

A conference call will be held on November 8, 2019 at 9:00 AM ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session. A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the Company’s website at www.vertexenergy.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:	844-369-8770

To listen to a replay of the teleconference, which will be available through December 8, 2019:

Domestic Replay:	877-481-4010
Conference ID:	54092

About Vertex Energy Inc.

Houston-based Vertex Energy, Inc. (NASDAQ: VTNR) is a specialty refiner of alternative feedstocks and marketer of high-purity petroleum products. Vertex is one of the largest processors of used motor oil in the U.S., with operations located in Houston and Port Arthur (TX), Marrero (LA) and Heartland (OH). Vertex also co-owns a facility, Myrtle Grove, located on a 41-acre industrial complex along the Gulf Coast in Belle Chasse, LA, with existing hydro-processing and plant infrastructure assets, that include nine million gallons of storage. The Company has built a reputation as a key supplier of Group II+ and Group III base oils to the lubricant manufacturing industry throughout North America.

Cautionary Statement Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of Vertex Energy’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “believes,” “hopes,” “expects,” “intends,” “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy.

Investor/Media Contact

Noel Ryan, IRC

720.778.2415

IR@vertexenergy.com

Reconciliation of Net Loss attributable to Vertex Energy, Inc., to Earnings before Interest, Taxes,
Depreciation and Amortization (EBITDA) and Adjusted EBITDA*

	For the Three Months Ended		For the Trailing Twelve Months

	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net loss
attributable to Vertex Energy, Inc.	$(1,091,781)	$(2,287,880)	$(6,684,114)	$(2,401,821)
Add (deduct):
Interest Income	(653)	—	(2,571)	(659)
Interest Expense	826,005	798,800	3,155,864	3,243,439
Depreciation and amortization	1,815,582	1,806,839	7,090,481	6,934,427
EBITDA	1,549,153	317,759	3,559,660	7,775,386

Add (deduct):
Loss (gain) on change in value of derivative warrant liability	(1,290,792)	2,169,133	(3,220,402)	2,681,289
Unrealized (gain) loss on derivative instruments	1,402,017	554,921	909,040	601,483
Stock-based compensation	159,426	165,058	638,548	678,529
Adjusted EBITDA *	$1,819,804	$3,206,871	$1,886,846	$11,736,687

* EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before stock-based compensation expense and gain (loss) on change in value of derivative warrant liability and  unrealized gains and losses on derivative instruments for hedging activities. EBITDA and Adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

●	EBITDA and Adjusted EBITDA do not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments

●	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital needs
●	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments
●	Although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements
●	Other companies in this industry may calculate EBITDA and Adjusted EBITDA differently than Vertex Energy does, limiting its usefulness as a comparative measure; and
●	Trailing Twelve Months September 30, 2019 reflects amounts for the Fiscal Year Ended 2018 plus Q1, Q2 and Q3 2019 minus Q1, Q2 and Q3 2018. Trailing Twelve Months September 30, 2018 reflects amounts for the Fiscal Year Ended 2017 plus Q1, Q2 and Q3 2018 minus Q1, Q2 and Q3 2017.

VERTEX ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2019	December 31, 2018
ASSETS
Current assets
Cash and cash equivalents	$2,303,725	$1,249,831
Restricted cash	100,088	1,600,000
Accounts receivable, net	10,405,711	9,027,990
Federal income tax receivable	205,818	137,212
Inventory	5,878,408	8,091,397
Derivative commodity asset	—	695,941
Prepaid expenses	6,534,981	2,740,541
Total current assets	25,428,731	23,542,912

Noncurrent assets
Fixed assets, at cost	69,437,842	66,762,388
Less accumulated depreciation	(23,550,224)	(19,874,896)
Fixed assets, net	45,887,618	46,887,492
Finance lease right-of-use assets	904,691	397,515
Operating lease right-of use assets	36,242,861	—
Intangible assets, net	11,590,876	12,578,519
Federal income tax receivable	68,605	137,211
Other assets	616,759	616,759
TOTAL ASSETS	$120,740,141	$84,160,408

LIABILITIES, TEMPORARY EQUITY, AND EQUITY
Current liabilities
Accounts payable	$7,745,380	$8,791,529
Accrued expenses	2,275,006	2,535,347
Dividends payable	419,082	403,002
Finance lease liability-current	214,045	95,857
Operating lease liability-current	6,005,502	—
Current portion of long-term debt, net of unamortized finance costs	2,794,624	1,325,240
Derivative commodity liability	1,510,573	—
Revolving note	5,387,639	3,844,636
Total current liabilities	26,351,851	16,995,611
Long-term liabilities
Long-term debt, net of unamortized finance costs	12,658,000	14,402,179
Finance lease liability-long-term	665,926	276,355
Operating lease liability-long-term	30,237,359	—
Contingent consideration	—	15,564
Derivative warrant liability	1,149,977	1,481,692
Total liabilities	71,063,113	33,171,401

COMMITMENTS AND CONTINGENCIES (Note 3)	—	—

TEMPORARY EQUITY
Series B Convertible Preferred Stock, $0.001 par value per share; 10,000,000 shares designated, 3,769,505 and 3,604,827 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively with a liquidation preference of $11,685,466 and $11,174,964 at September 30, 2019 and December 31, 2018, respectively.	10,442,193	8,900,208

	September 30, 2019	December 31, 2018
Series B1 Convertible Preferred Stock, $0.001 par value per share; 17,000,000 shares designated, 10,417,966 and 10,057,597 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively with a liquidation preference of $16,252,027 and $15,689,851 at September 30, 2019 and December 31, 2018, respectively.	14,454,821	13,279,755

Redeemable non-controlling interest	4,000,000	—
Total Temporary Equity	28,897,014	22,179,963
EQUITY
50,000,000 of total Preferred shares authorized:
Series A Convertible Preferred Stock, $0.001 par value; 5,000,000 shares designated, 419,859 and 419,859 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively with a liquidation preference of $625,590 and $625,590 at September 30, 2019 and December 31, 2018, respectively.	420	420

Common stock, $0.001 par value per share; 750,000,000 shares authorized; 41,849,406 and 40,174,821 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively.	41,850	40,175
Additional paid-in capital	79,719,745	75,131,122
Accumulated deficit	(59,788,939)	(47,800,886)
Total Vertex Energy, Inc. stockholders' equity	19,973,076	27,370,831
Non-controlling interest	806,938	1,438,213
Total Equity	20,780,014	28,809,044
TOTAL LIABILITIES, TEMPORARY EQUITY, AND EQUITY	$120,740,141	$84,160,408

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues	$37,799,259	$50,632,948	$120,777,263	$138,918,913
Cost of revenues (exclusive of depreciation and amortization shown separately below)	32,372,316	42,593,367	103,732,086	114,434,776
Gross profit	5,426,943	8,039,581	17,045,177	24,484,137

Operating expenses:
Selling, general and administrative expenses	6,153,184	5,658,659	17,529,784	16,668,692
Depreciation and amortization	1,815,582	1,806,839	5,333,485	5,234,014
Total operating expenses	7,968,766	7,465,498	22,863,269	21,902,706
Income (loss) from operations	(2,541,823)	574,083	(5,818,092)	2,581,431
Other income (expense):
Other income	918,153	—	920,071	659
Gain on sale of assets	—	—	31,443	51,523
Gain (loss) on change in value of derivative warrant liability	1,290,792	(2,169,133)	331,715	(2,124,971)
Interest expense	(826,005)	(798,800)	(2,322,780)	(2,448,771)
Total other income (expense)	1,382,940	(2,967,933)	(1,039,551)	(4,521,560)
Loss before income tax	(1,158,883)	(2,393,850)	(6,857,643)	(1,940,129)
Income tax benefit (expense)	—	—	—	—
Net loss	(1,158,883)	(2,393,850)	(6,857,643)	(1,940,129)
Net loss attributable to non-controlling interest	(67,102)	(105,970)	(374,862)	76,305
Net loss attributable to Vertex Energy, Inc.	(1,091,781)	(2,287,880)	(6,482,781)	(2,016,434)

Accretion of redeemable noncontrolling interest to redemption value	(1,849,930)	—	(1,849,930)	—
Accretion of discount on Series B and B1 Preferred Stock	(550,774)	(1,152,968)	(1,644,374)	(2,351,472)
Dividends on Series B and B1 Preferred Stock	(419,096)	(1,194,524)	(1,238,766)	(2,284,121)
Net loss available to common shareholders	$(3,911,581)	$(4,635,372)	$(11,215,851)	$(6,652,027)
Loss per common share
Basic	$(0.09)	$(0.13)	$(0.28)	$(0.20)
Diluted	$(0.09)	$(0.13)	$(0.28)	$(0.20)

Shares used in computing earnings per share
Basic	41,376,335	35,144,113	40,626,700	33,843,721
Diluted	41,376,335	35,144,113	40,626,700	33,843,721

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

(UNAUDITED)

Nine Months Ended September 30, 2019
	Common Stock		Series A Preferred
	Shares	$.001 Par	Shares	$0.001 Par	Additional Paid-In Capital	Retained Earnings	Non- controlling Interest	Total Equity
Balance on January 1, 2019	40,174,821	$40,175	419,859	$420	$75,131,122	$(47,800,886)	$1,438,213	$28,809,044
Share based compensation expense, total	—	—	—	—	143,063	—	—	143,063
Conversion of Series B1 Preferred stock to common	96,160	96	—	—	149,914	(30,242)	—	119,768
Dividends on Series B and B1	—	—	—	—	—	(406,795)	—	(406,795)
Accretion of discount on Series B and B1	—	—	—	—	—	(530,433)	—	(530,433)
Net loss	—	—	—	—	—	(4,963,564)	(105,431)	(5,068,995)
Balance on March 31, 2019	40,270,981	$40,271	419,859	$420	$75,424,099	$(53,731,920)	$1,332,782	$23,065,652
Exercise of options to common	75,925	76	—	—	4,424	—	—	4,500
Share based compensation expense, total	—	—	—	—	171,002	—	—	171,002
Dividends on Series B and B1	—	—	—	—	—	(412,875)	—	(412,875)
Accretion of discount on Series B and B1	—	—	—	—	—	(532,925)	—	(532,925)
VRM LA distribution	—	—	—	—	—	—	(285,534)	(285,534)
Net loss	—	—	—	—	—	(427,436)	(202,329)	(629,765)
Balance on June 30, 2019	40,346,906	$40,347	419,859	$420	$75,599,525	$(55,105,156)	$844,919	$21,380,055
Exercise of options to common	2,500	3	—	—	2,572	—	—	2,575
Share based compensation expense, total	—	—	—	—	159,426	—	—	159,426
Dividends on Series B and B1	—	—	—	—	—	(419,096)	—	(419,096)
Accretion of discount on Series B and B1	—	—	—	—	—	(550,774)	—	(550,774)
Adjustment of carrying mount of non-controlling interest	—	—	—	—	970,809	—		970,809
Accretion of redeemable non-controlling interest to redemption value	—	—	—	—	—	(1,849,930)	—	(1,849,930)
Issuance of common stock and warrants	1,500,000	1,500	—	—	2,987,413	(772,202)	—	2,216,711
Net loss	—	—	—	—	—	(1,091,781)	(37,981)	(1,129,762)
Balance on September 30, 2019	41,849,406	$41,850	419,859	$420	$79,719,745	$(59,788,939)	$806,938	$20,780,014

Nine Months Ended September 30, 2018
	Common Stock		Series A Preferred		Series C Preferred
	Shares	$.001 Par	Shares	$.001 Par	Shares	$0.001 Par	Additional Paid-In Capital	Retained Earnings	Non-controlling Interest	Total Equity
Balance on January 1, 2018	32,658,176	$32,658	453,567	$454	31,568	$32	$67,768,509	$(39,816,300)	$399,005	$28,384,358
Share based compensation expense, total	—	—	—	—	—	—	145,971	—	—	145,971
Conversion of Series B1 Preferred stock to common	500,000	500	—	—	—	—	779,500	(184,437)	—	595,563
Dividends on Series B and B1	—	—	—	—	—	—	—	(554,917)	—	(554,917)
Accretion of discount on Series B and B1	—	—	—	—	—	—	—	(457,853)	—	(457,853)
Net income (loss)	—	—	—	—	—	—	—	(2,258,622)	50,539	(2,208,083)
Balance on March 31, 2018	33,158,176	$33,158	453,567	$454	31,568	$32	$68,693,980	$(43,272,129)	$449,544	$25,905,039
Exercise of options to common	241	—	—	—	—	—	—	—	—	—
Share based compensation expense, total	—	—	—	—	—	—	183,750	—	—	183,750
Conversion of Series A Preferred stock to common	33,708	34	(33,708)	(34)	—	—	—	—	—	—
Conversion of Series B Preferred stock to common	32,149	33	—	—	—	—	99,629	(36,700)	—	62,962
Conversion of Series B1 Preferred stock to common	133,264	133	—	—	—	—	207,759	(48,689)	—	159,203
Dividends on Series B and B1	—	—	—	—	—	—	—	(534,680)	—	(534,680)
Accretion of discount on Series B and B1	—	—	—	—	—	—	—	(470,825)	—	(470,825)
Net income	—	—	—	—	—	—	—	2,530,068	131,736	2,661,804
Balance on June 30, 2018	33,357,538	$33,358	419,859	$420	31,568	$32	$69,185,118	$(41,832,955)	$581,280	$27,967,253
Correction of non-controlling interest	—	—	—	—	—	—	—	101,718	(101,718)	—
Share based compensation expense, total	—	—	—	—	—	—	165,058	—	—	165,058
Fixed assets contributed capital VRMLA	—	—	—	—	—	—	—	—	857,738	857,738
Conversion of Series C Preferred stock to common	3,156,800	3,157	—	—	(31,568)	(32)	(3,125)	—	—	—
Conversion of Series B1 Preferred stock to common	2,326,552	2,326	—	—	—	—	3,627,095	(637,270)	—	2,992,151
Dividends on Series B and B1	—	—	—	—	—	—	—	(1,194,524)	—	(1,194,524)
Accretion of discount on Series B and B1	—	—	—	—	—	—	—	(515,698)	—	(515,698)
Net income	—	—	—	—	—	—	—	(2,287,880)	(105,970)	(2,393,850)
Balance on September 30, 2018	38,840,890	$38,841	419,859	$420	—	$—	$72,974,146	$(46,366,609)	$1,231,330	$27,878,128

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018 (UNAUDITED)

	Nine Months Ended
	September 30, 2019	September 30, 2018
Cash flows from operating activities
Net loss	$(6,857,643)	$(1,940,129)
Adjustments to reconcile net loss to cash provided by (used in) operating activities
Stock based compensation expense	473,491	494,779
Depreciation and amortization	5,333,485	5,234,014
Gain on sale of assets	(31,443)	(51,523)
Contingent consideration reduction	(15,564)	—
Reduction in allowance for bad debt	(389,943)	—
(Decrease) increase in fair value of derivative warrant liability	(331,715)	2,124,971
Loss on commodity derivative contracts	2,691,833	1,859,234
Net cash settlements on commodity derivatives	(3,446,274)	(2,386,897)
Amortization of debt discount and deferred costs	430,431	474,360
Changes in operating assets and liabilities
Accounts receivable	(987,778)	(3,091,273)
Inventory	2,212,989	(341,329)
Prepaid expenses	(833,485)	(1,072,076)
Accounts payable	(1,046,149)	534,689
Accrued expenses	(260,341)	(1,175,692)
Other assets	—	(253,642)
Net cash (used in) provided by operating activities	(3,058,106)	409,486
Cash flows from investing activities
Acquisition of SES	—	(269,826)
Internally developed software	(380,216)	—
Purchase of fixed assets	(2,907,330)	(1,813,904)
Proceeds from sale of fixed assets	86,846	6,848
Net cash used in investing activities	(3,200,700)	(2,076,882)
Cash flows from financing activities
Payments on finance leases	(113,241)	(34,660)

	Nine Months Ended
	September 30, 2019	September 30, 2018
Proceeds from exercise of stock options	7,075	—
Distribution VRM LA	(285,534)	—
Contributions received from redeemable noncontrolling interest	3,150,000	—
Proceeds received from issuance of common stock and warrants	2,216,711	—
Line of credit (payments) proceeds, net	1,543,003	1,408,206
Proceeds from note payable	2,809,139	4,024,964
Payments on note payable	(3,514,365)	(2,996,556)
Net cash provided by financing activities	5,812,788	2,401,954
Net change in cash, cash equivalents and restricted cash	(446,018)	734,558
Cash, cash equivalents, and restricted cash at beginning of the period	2,849,831	1,105,787
Cash, cash equivalents, and restricted cash at end of period	$2,403,813	$1,840,345

SUPPLEMENTAL INFORMATION
Cash paid for interest	$1,887,012	$2,034,275
Cash paid for taxes	$—	$—
NON-CASH INVESTING AND FINANCING TRANSACTIONS
Conversion of Series A Preferred Stock into common stock	$—	$34
Conversion of Series B Preferred Stock into common stock	$—	$99,629
Conversion of Series B1 Preferred Stock into common stock	$149,914	$4,614,354
Accretion of discount on Series B and B1 Preferred Stock	$1,644,374	$2,351,472
Dividends-in-kind accrued on Series B and B1 Preferred Stock	$1,238,766	$2,284,121
Equipment acquired under finance leases	$621,000	$450,098
Initial adjustment of carrying amount redeemable noncontrolling interest	$970,809	$—
Accretion of redeemable noncontrolling interest to redemption value	$1,849,930	$—